Exhibit 99.1

ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

SKYLOFT AUSTIN WHOLE LOAN

April 25, 2019

UBS Commercial Mortgage Securitization Corp.

1285 Avenue of the Americas

New York, New York 10019

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services: UBS 2019-C16

Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, New York 10016

Re:	UBS Commercial Mortgage Trust 2019-C16, Commercial Mortgage Pass-Through Certificates, Series 2019-C16 – SkyLoft Austin Whole Loan

Ladies and Gentlemen:

Pursuant to that certain Agreement Among Noteholders, dated as of March 25, 2019, between the holders of the respective promissory notes evidencing the SkyLoft Austin Whole Loan, relating to the relative rights of such holders and Section 7.01(d) of the Pooling and Servicing Agreement, dated as of April 1, 2019 relating to UBS Commercial Mortgage Trust 2019-C16, Commercial Mortgage Pass-Through Certificates, Series 2019-C16 (the “Agreement”), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as the Special Servicer under the Agreement with respect to the SkyLoft Austin Whole Loan and solely with respect to such Whole Loan. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of the Special Servicer.

The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 6.01(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Situs Holdings, LLC is a duly formed limited liability company, validly existing under the laws of the State of Delaware.

Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

SITUS HOLDINGS, LLC

By:	/s/ George Wisniewski

Name:	George Wisniewski

Title:	Executive Managing Director

cc:	Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Attention: Commercial Mortgage Surveillance Group

Kroll Bond Rating Agency, Inc.

805 Third Avenue, 29th Floor

New York, New York 10022

Attention: CMBS Surveillance

Moody's Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attn: Commercial Mortgage Surveillance Group